Forest City Reports Fiscal 2009 First-Quarter Results

CLEVELAND, June 8 /PRNewswire-FirstCall/ -- Forest City Enterprises, Inc. (NYSE:
FCEA; FCEB), today announced EBDT, net earnings and revenues for the fiscal first quarter ended April 30, 2009.

(Logo: http://www.newscom.com/cgi-bin/prnh/20080515/FRSTCTYLOGO)

First-quarter EBDT (earnings before depreciation, amortization and deferred taxes) was $41.6 million, or $0.39 per share, a 160.0 percent increase on a per share basis, compared with last year's first-quarter EBDT of $16.0 million, or $0.15 per share.

The increase in EBDT for the quarter ended April 30, 2009, compared with the same period in 2008, was primarily attributable to increased EBDT of $8.3 million from the Company's rental properties portfolio; reduced development project write-offs of $10.1 million; a larger current tax benefit of $7.8 million; and decreased losses on early extinguishment of debt of $4.9 million.

These favorable factors were partially offset by a first-quarter charge of $8.7 million for severance and outplacement costs related to workforce reductions. (An exhibit illustrating factors impacting the Company's first-quarter 2009 EBDT results, compared with results for the first quarter of 2008, is available on the investor relations page of the Company's website, www.forestcity.net.)

The first-quarter net loss attributable to Forest City Enterprises, Inc. was $30.7 million, or $0.30 per share, compared with a net loss of $40.4 million, or $0.39 per share, in the first quarter of 2008. The reduction in net loss for the quarter ended April 30, 2009, compared with the prior year, is attributable to all of the factors that impacted EBDT for the period (with the exception of the larger tax benefit of $7.8 million) and by a gain of $4.5 million on the disposition in late April, 2009, of The Shops at Grand Avenue, a 100,000-square foot retail center in Queens, New York. These reductions in net loss were partially offset by an increase in impairment charges of $10.7 million, compared with no impairment charges in the first quarter of 2008.

First-quarter consolidated revenues were $313.0 million, compared with $305.0 million for the quarter ended April 30, 2008.

EBDT and EBDT per share are non-Generally Accepted Accounting Principle (GAAP) measures. A reconciliation of net earnings (the most directly comparable GAAP measure to EBDT) to EBDT is provided in the Financial Highlights table in this news release.

Per share data for the quarter ended April 30, 2009, is based on shares outstanding as of that date and does not reflect shares outstanding following the Company's May, 2009 equity offering.

Commentary

"We're pleased with the first-quarter performance of the rental properties portfolio, which showed an $8.3 million increase in EBDT, largely from new property ramp-up and lower interest expense on the mature portfolio, compared with the first quarter of 2008," said Charles A. Ratner, Forest City president and chief executive officer. "Overall comparable property net operating income results were up 0.3 percent, a satisfactory result in light of overall economic and market conditions. Our office portfolio showed solid gains - up 4.4 percent compared with the prior year - driven primarily by favorable lease renewals in life-science office buildings at our University Park at MIT project in Cambridge, Massachusetts, and to lease-up of 12 MetroTech Center in Brooklyn, New York. Our retail and residential portfolios showed year-over-year decreases of 1.0 percent and 1.8 percent, respectively, reflecting the continued impact of the recession on consumers."

Comparable property net operating income (NOI), defined as NOI from properties operated in both the three months ended April 30, 2009 and 2008, is a non-GAAP financial measure, and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable property NOI on the full consolidation method.

"Our land business, though profitable, continues to be very soft," Ratner added. "Longer term, we anticipate that this segment of the business will be among the first to benefit from an eventual economic recovery, but we do not see signs yet that the overall market has reached the bottom in this recession.

"Several significant events occurred after the end of the first quarter. Foremost among these was our successful offering of Class A common shares, which closed May 19. Including over-allotments exercised by the underwriters, the total offering was 52.3 million shares, and generated total net proceeds of $330.4 million, after deducting underwriting discounts and commissions. The proceeds have been used to repay borrowings on our corporate credit facility. Despite the impact of dilution, we are very pleased with the response to the offering among both existing and new shareholders, as well as with the offering's significant positive impact on liquidity, which remains our highest priority.

"In mid-May, a significant legal victory was achieved for the Company's Atlantic Yards project in Brooklyn, when the Appellate Division, Second Department, unanimously upheld New York State's right to use eminent domain to acquire property at the site, given the significant public benefit associated with the project. This was an important win and affirmation for Atlantic Yards, and effectively removes one of the few remaining obstacles to moving forward with this great project."

Occupancies and Rent

Fiscal 2009 first-quarter comparable average occupancies in the residential business were 90.1 percent, compared with 92.5 percent in the first quarter last year. Comparable residential net rental income (defined as gross rent less vacancies and concessions) was 85.5 percent for the first quarter of 2009, compared with 87.3 percent for the first quarter of 2008, and reflecting the continued impact of rent concessions. Comparable retail occupancies were 90.0 percent, compared with 92.9 percent in 2008, and regional mall sales averaged $412 per square foot on a rolling 12-month basis, a decrease of 8.6 percent from the first quarter of 2008. Comparable office occupancies were 90.3 percent, compared with 90.1 percent last year.

Liquidity and Financing Activity

At April 30, 2009, Forest City had $509 million in cash and credit available, including $212 million ($204 million at full consolidation) in cash on its balance sheet and $297 million of available capacity on its revolving line of credit. In addition, as previously noted, after the end of the first quarter, the Company received net proceeds of $330.4 million from the issuance of new Class A common stock.

During the first quarter, the Company addressed $414.1 million at full consolidation ($408.0 at its pro-rata share) of the $826.6 million ($917.8 million at pro-rata) of total debt (inclusive of notes payable but exclusive of scheduled amortization payments) maturing in fiscal year 2009, through closed loans, and committed financings. Additionally, the Company addressed $21.0 million ($30.3 million at pro-rata) of loans maturing in future years either through asset disposition or refinancings.

As of April 30, 2009, the Company's weighted average cost of mortgage debt decreased to 5.20 percent from 5.61 percent at April 30, 2008, primarily due to a decrease in variable-rate mortgage debt. Fixed-rate mortgage debt, which represented 71 percent of the Company's total nonrecourse mortgage debt, and is inclusive of interest rate swaps, decreased from 6.07 percent at April 30, 2008, to 6.04 percent at April 30, 2009. Variable-rate mortgage debt decreased from
4.14 percent at April 30, 2008, to 3.16 percent at April 30, 2009.

Opening and Projects Under Construction

During the first quarter, Forest City opened a 127,000-square-foot, open-air expansion of the Promenade in Temecula retail center in Southern California. The expansion is currently 63 percent leased and committed, and the balance of the
1.1 million-square-foot center is 95 percent leased.

The Company ended the first quarter with seven projects under construction, representing $2.0 billion of cost at the Company's pro-rata share ($2.4 billion at full consolidation). Highlights from the first quarter related to some of these projects included the following:

On May 21, the Company, together with union workers, civic leaders and state, city and borough officials, celebrated the "topping out" of 80 Dekalb in Brooklyn, a 34-story residential tower that is the first 80/20 rental building in the borough to be financed with bonds issued by the State of New York Housing Finance Agency. Initial leasing of units at 80 Dekalb is expected to begin later this year.

At the 517,000-square-foot East River Plaza retail project in Manhattan, the Company announced on March 31 that Costco, the international retail warehouse club, will anchor the center, which is expected to open its first phase later this year.

On March 2, the Company announced that it reached an agreement for tax-increment financing of up to $900,000 per year for 15 years, related to The Village at Gulfstream Park retail project in Hallandale Beach, Florida. Also announced were 32 luxury tenants for the center, which is expected to open in early 2010.

At Ridge Hill, our 1.2 million-square-foot retail/mixed-use project in Yonkers, the Company announced on May 19 that it has a letter of intent from fashion retailer Saks Fifth Avenue to anchor the project with what will be the first Saks store in Westchester County.

In another noteworthy occurrence, the Company announced on May 29 that it will move forward with completion of Beekman, a 76-story, Frank Gehry-designed residential high-rise in lower Manhattan that will have approximately 900 market-rate apartments, a pre-K through eighth-grade school, and an ambulatory care center. A recent study of costs and timing for the project yielded a collaborative and beneficial agreement with key construction trade organizations that will result in reduced project costs going forward, including lower materials costs.

Other Milestones

During the first quarter of 2009, the Company achieved the following milestones:

o On February 16, the Company announced that it secured a $161.9 million refinancing from Gramercy Capital Corp. and certain co-lenders on a key land loan associated with the Atlantic Yards project in Brooklyn.

o On March 17, the Company announced that it secured an extension of a $65 million credit facility related to the Nets basketball team.

o On April 1, the Company announced that a subsidiary has been selected by investment management firm Blackrock, Inc., for third-party management and leasing of the 1.7 million-square-foot Southlands mixed-use/retail center, which is owned by an investment client of Blackrock, near Denver.

o On April 28, the Company announced that it completed the sale of The Shops at Grand Avenue, a retail center in Queens, New York, to an affiliate of AEW Capital Management, LP, for $33.5 million in a transaction that generated net proceeds of $9.0 million.

Outlook

"As we have stated now for several quarters, we continue to be cautious in our outlook," Ratner said. "While we believe efforts to stimulate the economy will have a beneficial impact over time, we see no measureable improvement in current conditions, and we believe the recession will continue to deepen, particularly for real estate, before the economy turns around. As a result, we expect to see continued softness in fundamentals, particularly in retail and, to a lesser degree, in residential.

"Nonetheless, our portfolio continues to perform competitively overall, with new properties contributing to the bottom line. We have made significant progress on 2009 debt maturities, and our recent common equity raise has significantly strengthened our balance sheet and liquidity. We are benefitting from lower interest rates - particularly variable rates - and we continue to place a high priority on reducing costs and improving efficiency. Finally, our high-quality products in good markets and major long-term entitled opportunities, together with the experience, creativity and drive of our dedicated associates, will allow Forest City to return to a growth path quickly as conditions allow."

Corporate Description

Forest City Enterprises, Inc. is an $11.7 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit www.forestcity.net.

EBDT

The Company uses an additional measure, along with net earnings, to report its operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly titled measures reported by other companies.

The Company believes that EBDT provides additional information about its core operations and, along with net earnings, is necessary to understand its operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. The Company believes EBDT is important to investors because it provides another method for the investor to measure its long-term operating performance, as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax);
ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as non-controlling interest expense on the Company's Consolidated Statement of Operations; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative or retrospective effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.

EBDT is reconciled to net loss, the most comparable financial measure calculated in accordance with GAAP, in the table titled Financial Highlights below and in the Company's Supplemental Package, which the Company will also furnish to the SEC on Form 8-K. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management's opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. The Company excludes depreciation and amortization expense related to real estate operations from EBDT because it believes the values of its properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in the Company's current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to the Company's overall financial performance and is related to the ultimate gain on dispositions of operating properties. The Company's EBDT may not be directly comparable to similarly titled measures reported by other companies.

Pro-Rata Consolidation Method

This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). The Company presents certain financial amounts under the pro-rata method because it believes this information is useful to investors as this method reflects the manner in which the Company operates its business. In line with industry practice, the Company has made a large number of investments in which its economic ownership is less than 100 percent as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, the Company presents its investments proportionate to its economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100 percent if deemed to be under its control or if the Company is deemed to be the primary beneficiary of the variable interest entities ("VIE"), even if its ownership is not 100 percent. The Company provides reconciliations from the full consolidation method to the pro-rata consolidation method in the exhibits below and throughout its Supplemental Package, which the Company will also furnish to the SEC on Form 8-K.

Safe Harbor Language

Statements made in this news release that state the Company's or management's intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company's actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current market conditions on our liquidity, ability to finance or refinance projects and repay our debt, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, environmental liabilities, conflicts of interest, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, volatility in the market price of our publicly traded securities, litigation risks, as well as other risks listed from time to time in the Company's SEC filings, including but not limited to, the Company's annual and quarterly reports.

                 Forest City Enterprises, Inc. and Subsidiaries
                              Financial Highlights
             Three Months Ended April 30, 2009 and 2008 (dollars in
                        thousands, except per share data)

                                     Three Months Ended       Increase
                                          April 30,          (Decrease)
                                      ----------------   ----------------
                                      2009       2008    Amount   Percent
                                      ----       ----    ------   -------
Operating Results:
Loss from continuing operations   $(31,566)  $(40,096)    $8,530
Discontinued operations, net
 of tax                              2,820        388      2,432
                                     -----       ---       -----
Net loss                           (28,746)   (39,708)    10,962

Net earnings attributable
 to noncontrolling interest         (1,933)      (694)    (1,239)
                                    ------       ----     ------
Net loss attributable to
 Forest City Enterprises, Inc.    $(30,679)  $(40,402)    $9,723
                                  ========   ========     ======

Earnings Before Depreciation,
 Amortization and  Deferred Taxes
 (EBDT) (2)                        $41,604    $15,954    $25,650    160.8%
                                   =======    =======    =======

Reconciliation of Net Earnings
 to Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2):

  Net loss attributable to
   Forest City Enterprises, Inc.  $(30,679)  $(40,402)    $9,723

  Depreciation and
   amortization - Real Estate
   Groups (7)                       72,128     70,810      1,318

  Amortization of mortgage
   procurement costs - Real Estate
   Groups (7)                        4,022      3,343        679

  Deferred income tax expense
   - Real Estate Groups (8)        (11,598)   (15,419)     3,821

  Deferred income tax expense -
    Non-Real Estate Groups: (8)
        Gain on disposition
         of other investments            -         58        (58)

  Current income tax expense
   on non-operating earnings: (8)
        Gain on disposition
         included in discontinued
         operations                  3,785          -      3,785
        Gain on disposition of
         unconsolidated entities         -        632       (632)

Straight-line rent adjustment (3)   (2,775)    (3,147)       372

Preference payment (5)                 585        936       (351)

Impairment of real estate            1,124          -      1,124

Impairment of unconsolidated
 entities                            9,560          -      9,560

Gain on disposition of
 unconsolidated entities                 -       (881)       881

Gain on disposition
 of other investments                    -       (150)       150

Discontinued operations: (1)
        Gain on disposition
         of rental properties       (4,548)         -     (4,548)

Retrospective effect of FSP APB
 14-1 (6)                                -        174       (174)
                                       ---        ---       ----

Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2)                        $41,604    $15,954    $25,650    160.8%
                                   =======    =======    =======

Diluted Earnings per Common Share:

Loss from continuing operations     $(0.31)    $(0.38)     $0.07
Discontinued operations, net of tax   0.03          -       0.03
                                      ----        ---       ----
Net loss                             (0.28)     (0.38)      0.10

Net earnings attributable
 to noncontrolling interest          (0.02)     (0.01)     (0.01)
                                     -----      -----      -----
Net loss attributable to
 Forest City Enterprises, Inc.      $(0.30)    $(0.39)     $0.09
                                    ======     ======      =====

Earnings Before Depreciation,
 Amortization and Deferred Taxes
 (EBDT) (2) (4)                      $0.39      $0.15      $0.24    160.0%
                                     =====      =====      =====

Operating loss, net of tax
 (a non-GAAP financial measure)     $(0.24)    $(0.39)     $0.15

Impairment of real estate, net
 of tax                              (0.07)         -      (0.07)

Gain on disposition of rental
 properties and other
 investments, net of tax              0.03       0.01       0.02

Net earnings attributable
 to noncontrolling interest          (0.02)     (0.01)     (0.01)
                                    ------     ------      -----
Net loss attributable to
 Forest City Enterprises, Inc.      $(0.30)    $(0.39)     $0.09
                                    ======     ======      =====

Basic weighted average
 shares outstanding (4)        102,911,485  102,613,817  297,668
                               ===========  ===========  =======

Diluted weighted average
 shares outstanding (4)        106,573,729  107,230,646 (656,917)
                               ===========  =========== ========

                 Forest City Enterprises, Inc. and Subsidiaries
                              Financial Highlights
                   Three Months Ended April 30, 2009 and 2008
                             (dollars in thousands)

                                     Three Months Ended    Increase
                                          April 30,       (Decrease)
                                       --------------   ---------------
                                       2009      2008   Amount  Percent
                                       ----      ----   ------  -------
Operating Earnings (a non-GAAP financial measure) and Reconciliation to Net
 Earnings:
Revenues from real estate
 operations
  Commercial Group                 $235,627  $221,294  $14,333
  Residential Group                  74,932    77,294   (2,362)
  Land Development Group              2,470     6,422   (3,952)
  Corporate Activities                    -         -        -
                                       ----      ----     ----
       Total Revenues               313,029   305,010    8,019      2.6%

Operating expenses                 (194,847) (207,356)  12,509
Interest expense                    (91,708)  (82,473)  (9,235)
Loss on early
 extinguishment of debt                   -    (5,179)   5,179
Amortization of mortgage
 procurement costs (7)               (3,671)   (2,852)    (819)
Depreciation and amortization (7)   (66,458)  (66,006)    (452)
Interest and other income             6,808     8,398   (1,590)
Equity in earnings (loss),
 including impairment, of
 unconsolidated entities            (15,866)   (9,647)  (6,219)
Impairment of unconsolidated
 entities                             9,560         -    9,560
Gain on disposition of
 unconsolidated entities                  -      (881)     881
Revenues and interest income from
 discontinued operations (1)            813     3,187   (2,374)
Expenses from Discontinued
 Operations (1)                        (754)   (2,555)   1,801
                                       ----    ------    -----

Operating loss (a non-GAAP
 financial measure)                 (43,094)  (60,354)  17,260
                                    -------   -------   ------

Income tax expense (8)               22,271    19,859    2,412
Income tax expense from
 discontinued operations (1)(8)      (1,787)     (244)  (1,543)
Income tax expense on non-
 operating earnings items (see
 below)                              (2,379)      398   (2,777)
                                     ------       ---   ------

Operating loss, net of tax (a
 non-GAAP financial measure)        (24,989)  (40,341)  15,352
                                    -------   -------   ------

Impairment of real estate            (1,124)        -   (1,124)

Impairment of unconsolidated
 entities                            (9,560)        -   (9,560)

Gain on disposition of
 unconsolidated entities                  -       881     (881)

Gain on disposition of other
 investments                              -       150     (150)

Gain on disposition of rental
 properties included in
 discontinued operations (1)          4,548         -    4,548

Income tax benefit (expense) on
 non-operating earnings: (8)
     Impairment of real estate          436         -      436
     Impairment of unconsolidated
      entities                        3,707         -    3,707
     Gain on disposition of other
      investments                         -       (58)      58
     Gain on disposition of
      unconsolidated entities             -      (340)     340
     Gain on disposition of rental
      properties included in
      discontinued operations        (1,764)        -   (1,764)
                                     ------      ----   ------
Income tax expense on non-
 operating earnings (see above)       2,379      (398)   2,777
                                      -----      ----    -----

Net loss                            (28,746)  (39,708)  10,962

Net earnings attributable to
 noncontrolling interest             (1,933)     (694)  (1,239)
                                     ------      ----   ------

Net loss attributable to
 Forest City Enterprises, Inc.     $(30,679) $(40,402)  $9,723
                                   ========  ========   ======

                 Forest City Enterprises, Inc. and Subsidiaries
                              Financial Highlights
                   Three Months Ended April 30, 2009 and 2008
                                 (in thousands)

1) Pursuant to the definition of a component of an entity of SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," assuming no significant continuing involvement, all earnings of properties that have been sold or are held for sale are reported as discontinued operations.

2) The Company uses an additional measure, along with net earnings, to report its operating results. This measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes ("EBDT"), is not a measure of operating results as defined by generally accepted accounting principles and may not be directly comparable to similarly- titled measures reported by other companies. The Company believes that EBDT provides additional information about its operations, and along with net earnings, is necessary to understand its operating results. EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of operating properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non- cash charges for real estate depreciation, amortization (including amortization of mortgage procurement costs) and deferred income taxes; iv) preferred payment classified as minority interest expense on the Company's Consolidated Statement of Earnings; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative or retrospective effect of change in accounting principle (net of tax). See our discussion of EBDT in the news release.

3) The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, "Accounting for Leases." The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

4) For the three months ended April 30, 2009, the effect of 3,662,244 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three months ended April 30, 2009, diluted weighted average shares outstanding of 106,573,729 were used to arrive at $0.39/share.)

      For the three months ended April 30, 2008, the effect of 4,616,829 shares of dilutive securities were not included in the computation of diluted earnings per share because their effect is anti-dilutive to the loss from continuing operations. (Since these shares are dilutive for the computation of EBDT per share for the three months ended April 30, 2008, diluted weighted average shares outstanding 107,230,646 were used to arrive at $0.15/share.)

5) The preference payment represents the respective period's share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner's minority interests in the Forest City Ratner Company portfolio.

6) Effective February 1, 2009, we adopted Financial Accounting Standards Board ("FASB") Staff Position ("FSP") No. APB 14-1, "Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)" ("FSP APB 14-1"). This standard required us to restate the prior year financial statements to show retrospective application upon adoption. See page 37 of our Form 10-Q for the three months ended April 30, 2009 for further discussion.

7) The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company's Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed- use facilities, as well as large land development projects.

                                                       Depreciation and
                                                         Amortization
                                                     --------------------
                                                          Three Months
                                                         Ended April 30,
                                                     --------------------
                                                       2009         2008
                                                       ----         ----

  Full Consolidation                                 $66,458      $66,006
  Non-Real Estate                                     (3,452)      (3,319)
                                                      ------       ------
  Real Estate Groups Full Consolidation               63,006       62,687
  Real Estate Groups related
   to noncontrolling interest                         (1,407)        (983)
  Real Estate Groups Unconsolidated                   10,422        8,443
  Real Estate Groups Discontinued Operations             107          663
                                                         ---          ---
  Real Estate Groups Pro-Rata Consolidation          $72,128      $70,810
                                                     =======      =======

                                                         Amortization
                                                         of Mortgage
                                                      Procurement Costs
                                                      -------------------
                                                         Three Months
                                                       Ended April 30,
                                                      -------------------
                                                       2009         2008
                                                       ----         ----

  Full Consolidation                                  $3,671       $2,852
  Non-Real Estate                                          -            -
                                                        ----         ----
  Real Estate Groups Full Consolidation                3,671        2,852
  Real Estate Groups related
   to noncontrolling interest                           (160)        (152)
  Real Estate Groups Unconsolidated                      506          546
  Real Estate Groups Discontinued Operations               5           97
                                                        ----          ---
  Real Estate Groups Pro-Rata Consolidation           $4,022       $3,343
                                                      ======       ======

                                                       Three Months
                                                      Ended April 30,
                                                    ------------------
                                                      2009      2008
                                                      ----      ----

8) The following table provides detail of Income Tax Expense (Benefit): (in thousands)

  (A) Operating earnings
             Current                                 $(7,331)    $(281)
             Deferred                                (10,797)  (19,976)
                                                     -------   -------
                                                     (18,128) (20,257)
                                                     -------   -------

  (B) Impairment of real estate
             Deferred                                   (436)        -
             Deferred - Unconsolidated
              entities                                (3,707)        -
                                                      ------       ---
                Subtotal                              (4,143)        -
                                                      ------       ---

  (C) Gain on disposition of other investments
             Current - Non-Real Estate Groups              -         -
             Deferred - Non-Real Estate Groups             -        58
                                                         ---        --
                                                           -        58
                                                         ---        --
  (D) Gain on disposition of unconsolidated entities
            Current                                        -       632
            Deferred                                       -      (292)
                                                         ---      ----
                                                           -       340
                                                         ---       ---

         Subtotal (A) (B) (C) (D)
            Current                                   (7,331)      351
            Deferred                                 (14,940)  (20,210)
                                                     -------   -------
            Income tax expense                       (22,271)  (19,859)
                                                     -------   -------

  (E) Discontinued operations
            Operating earnings
            Current                                       (8)      140
            Deferred                                      31       104
                                                          --       ---
                                                          23       244

            Gain on disposition of rental properties
            Current                                    3,785         -
            Deferred                                  (2,021)        -
                                                      ------       ---
                                                       1,764         -
                                                       -----       ---
                                                       1,787       244
                                                       -----       ---

        Grand Total  (A) (B) (C) (D) (E)
            Current                                   (3,554)      491
            Deferred                                 (16,930)  (20,106)
                                                     -------   -------
                                                    $(20,484) $(19,615)
                                                    --------  --------

        Recap of Grand Total:
          Real Estate Groups
            Current                                       81     2,401
            Deferred                                 (11,598)  (15,419)
                                                     -------   -------
                                                     (11,517) (13,018)
          Non-Real Estate Groups
            Current                                   (3,635)   (1,910)
            Deferred                                  (5,332)   (4,687)
                                                      ------    ------
                                                      (8,967)   (6,597)
                                                      ------    ------
         Grand Total                                $(20,484) $(19,615)
                                                    ========  ========

Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands):

                        Three Months Ended April 30, 2009
                --------------------------------------------------------
                                          Plus
                                       Unconsolidated           Pro-Rata
                    Full       Less Non-  Invest-      Plus     Consoli-
                Consolidation controlling ments at Discontinued  dation
                   (GAAP)      Interest   Pro-Rata  Operations (Non-GAAP)
                ------------ ----------- ---------- ---------- ----------
Revenues from real
 estate operations $313,029     $12,419    $90,875       $813   $392,298
Exclude straight-
 line rent
 adjustment (1)      (4,399)          -          -        (12)    (4,411)
                     ------         ---        ---        ---     ------
Adjusted revenues   308,630      12,419     90,875        801    387,887

Operating expenses  194,847       5,645     63,078        320    252,600
Add back non-Real
 Estate
 depreciation and
 amortization (b)     3,452           -      7,158          -     10,610
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real
 Estate Groups (d)        -           -        120          -        120
Exclude straight-
 line rent
 adjustment (2)      (1,636)          -          -          -     (1,636)
Exclude preference
 payment               (585)          -          -          -       (585)
                       ----         ---        ---        ---       ----
Adjusted operating
 expenses           196,078       5,645     70,356        320    261,109

Add interest and
 other income         6,808         140        473          -      7,141
Add equity in
 earnings (loss),
 including
 impairment of
 unconsolidated
 entities           (15,866)         18     15,952          -         68
Exclude gain on
 disposition of
 unconsolidated
 entities                 -           -          -          -          -
Exclude
 impairment of
 unconsolidated
 entities             9,560           -     (9,560)         -          -
Exclude depreciation
 and amortization of
 unconsolidated
 entities (see
 below)              10,928           -    (10,928)         -          -
                     ------         ---    -------        ---        ---

Net Operating
 Income             123,982       6,932     16,456        481    133,987

Interest expense    (91,708)     (3,432)   (16,280)      (322)  (104,878)

Loss on early
 extinguishment
 of debt                  -           -       (176)         -       (176)

Equity in earnings
 (loss), including
 impairment of
 unconsolidated
 entities            15,866         (18)   (15,952)         -        (68)

Gain on
 disposition of
 unconsolidated
 entities                 -           -          -          -          -

Impairment of
 unconsolidated
 entities            (9,560)          -          -          -     (9,560)

Depreciation and
 amortization of
 unconsolidated
 entities (see
 above)             (10,928)          -     10,928          -          -

Gain on
 disposition of
 rental
 properties and
 other
 investments              -           -          -      4,548      4,548

Impairment of real
 estate              (1,124)          -          -          -     (1,124)

Depreciation and
 amortization -Real
 Estate Groups (a)  (63,006)     (1,407)   (10,422)      (107)   (72,128)

Amortization of
 mortgage
 procurement costs
 -Real Estate
 Groups (c)          (3,671)       (160)      (506)        (5)    (4,022)

Straight-line
 rent
 adjustment (1)
 + (2)                2,763           -          -         12      2,775

Preference payment     (585)          -          -          -       (585)
                       ----         ---        ---        ---       ----

Earnings (loss)
 before income
 taxes              (37,971)      1,915    (15,952)     4,607    (51,231)

Income tax
 provision           22,271           -          -     (1,787)    20,484
Equity in earnings
 (loss), including
 impairment of
 unconsolidated
 entities           (15,866)         18     15,952          -         68
                    -------          --     ------        ---         --
Earnings (loss)
 from continuing
 operations         (31,566)      1,933          -      2,820    (30,679)

Discontinued
 operations, net
 of tax               2,820           -          -     (2,820)         -
                    -------         ---        ---     ------        ---
Net earnings (loss) (28,746)      1,933          -          -    (30,679)
Net earnings
 attributable to
 noncontrolling
 interest            (1,933)     (1,933)         -          -          -
                     ------      ------        ---        ---        ---
Net loss
 attributable to
 Forest City
 Enterprises, Inc. $(30,679)         $-         $-         $-   $(30,679)
                   ========          ==         ==         ==   ========

(a)  Depreciation and amortization - Real Estate
     Groups         $63,006      $1,407     $10,422      $107    $72,128
(b) Depreciation
     and
     amortization
     - Non-Real
     Estate           3,452           -       7,158         -     10,610
                      -----         ---       -----       ---     ------
    Total
     depreciation
     and
     amortization   $66,458      $1,407     $17,580      $107    $82,738
                    =======      ======     =======      ====    =======

(c)  Amortization of mortgage procurement costs - Real
     Estate Groups   $3,671        $160        $506        $5     $4,022
(d)  Amortization
      of mortgage
      procurement
      costs -
      Non-Real
      Estate              -           -         120         -        120
                        ---         ---         ---       ---        ---
     Total
      amortization
                                   of mortgage
      procurement
      costs          $3,671        $160        $626        $5     $4,142
                     ======        ====        ====        ==     ======

                             Three Months Ended April 30, 2008
                --------------------------------------------------------
                                          Plus
                                       Unconsolidated           Pro-Rata
                    Full       Less Non-  Invest-      Plus     Consoli-
                Consolidation controlling ments at Discontinued  dation
                   (GAAP)      Interest   Pro-Rata  Operations (Non-GAAP)
                ------------ ----------- ---------- ---------- ----------

Revenues from
 real estate
 operations        $305,010     $16,513    $91,146     $3,180   $382,823
Exclude straight-
 line rent
 adjustment (1)      (4,720)          -          -        (10)    (4,730)
                     ------         ---        ---        ---     ------
Adjusted revenues   300,290      16,513     91,146      3,170    378,093

Operating
 expenses           207,356      11,719     64,575        531    260,743
Add back non-
 Real Estate
 depreciation
 and
 amortization (b)     3,319           -     10,611          -     13,930
Add back
 amortization of
 mortgage
 procurement costs
 for non-Real
 Estate Groups (d)        -           -         45          -         45
Exclude straight-
 line rent
 adjustment (2)      (1,583)          -          -          -     (1,583)
Exclude
 preference
 payment               (936)          -          -          -       (936)
                       ----         ---        ---        ---       ----
Adjusted operating
 expenses           208,156      11,719     75,231        531    272,199

Add interest and
 other income         8,398         475      1,601          7      9,531
Add equity in
 earnings (loss),
 including
 impairment of
 unconsolidated
 entities            (9,647)         19      9,027          -       (639)
Exclude gain on
 disposition of
 unconsolidated
 entities              (881)          -        881          -          -
Exclude
 impairment of
 unconsolidated
 entities                 -           -          -          -          -
Exclude
 depreciation and
 amortization of
 unconsolidated
 entities (see
 below)               8,989           -     (8,989)         -          -
                      -----         ---     ------        ---        ---
Net Operating
 Income              98,993       5,288     18,435      2,646    114,786

Interest expense    (82,473)     (3,340)   (18,413)    (1,264)   (98,810)

Loss on early
 extinguishment
 of debt             (5,179)       (119)       (22)         -     (5,082)

Equity in
 earnings (loss),
 including
 impairment of
 unconsolidated
 entities             9,647         (19)    (9,027)         -        639

Gain on
 disposition of
 unconsolidated
 entities               881           -          -          -        881

Impairment of
 unconsolidated
 entities                 -           -          -          -          -

Depreciation and
 amortization of
 unconsolidated
 entities (see
 above)              (8,989)          -       8,989         -          -

Gain on
 disposition
 of rental
 properties
 and other
 investments            150           -           -         -        150

Impairment of
 real estate              -           -           -         -          -

Depreciation
 and
 amortization -
 Real Estate
 Groups (a)         (62,687)       (983)     (8,443)     (663)   (70,810)

Amortization
 of mortgage
 procurement
 costs -Real
 Estate Groups
 (c)                 (2,852)       (152)       (546)      (97)    (3,343)

Straight-line
 rent
 adjustment
 (1) + (2)            3,137           -           -        10      3,147

Preference
 payment               (936)          -           -         -       (936)
                       ----         ---         ---       ---       ----

Earnings (loss)
 before income
 taxes              (50,308)        675      (9,027)      632    (59,378)

Income tax
 provision           19,859           -           -      (244)    19,615
Equity in
 earnings (loss),
 including
 impairment of
 unconsolidated
 entities            (9,647)         19       9,027         -       (639)
                     ------          --       -----       ---       ----
Earnings (loss)
 from
 continuing
 operations         (40,096)        694           -       388    (40,402)

Discontinued
 operations, net
 of tax                 388           -           -      (388)         -
                        ---         ---         ---      ----        ---
Net earnings
 (loss)             (39,708)        694           -         -    (40,402)
Net earnings
 attributable to
 noncontrolling
 interest              (694)       (694)          -         -          -
                       ----        ----         ---       ---        ---
Net loss
 attributable
 to Forest
 City
 Enterprises,
 Inc.              $(40,402)         $-          $-        $-   $(40,402)
                   ========          ==          ==        ==   ========

(a)  Depreciation and amortization - Real Estate
     Groups         $62,687        $983      $8,443      $663    $70,810
(b) Depreciation
     and
     amortization -
     Non-Real Estate  3,319           -      10,611         -     13,930
                      -----         ---      ------       ---     ------
     Total
      depreciation
      and
      amortization  $66,006        $983     $19,054      $663    $84,740
                    =======        ====     =======      ====    =======

(c)  Amortization of mortgage procurement costs -Real
     Estate Groups   $2,852        $152        $546       $97     $3,343
(d) Amortization
     of mortgage
     procurement
     costs -Non-
     Real Estate          -           -          45         -         45
                        ---         ---          --       ---         --
    Total
     amortization
     of mortgage
     procurement
     costs           $2,852        $152        $591       $97     $3,388
                     ======        ====        ====       ===     ======

                 Forest City Enterprises, Inc. and Subsidiaries
                       Supplemental Operating Information

                       Net Operating Income (dollars in thousands)
                --------------------------------------------------------
                           Three Months Ended April 30, 2009
                --------------------------------------------------------

                                          Plus
                                       Unconsolidated           Pro-Rata
                    Full       Less Non-  Invest-      Plus     Consoli-
                Consolidation controlling ments at Discontinued  dation
                   (GAAP)      Interest   Pro-Rata  Operations (Non-GAAP)
                ------------ ----------- ---------- ---------- ----------
Commercial Group

  Retail
    Comparable      $59,792      $2,741     $5,455         $-    $62,506
                    -------      ------     ------         --    -------
    Total            63,421       2,474      5,509        481     66,937

  Office Buildings
    Comparable       50,294       2,642      2,338          -     49,990
                     ------       -----      -----        ---     ------
    Total            63,107       2,563      2,386          -     62,930

  Hotels
    Comparable        1,193           -          -          -      1,193
                      -----         ---        ---        ---      -----
    Total             1,183           -          -          -      1,183

  Earnings from
   Commercial
   Land Sales         2,736         591          -          -      2,145

 Other  (1)          (7,970)        364       (169)         -     (8,503)
                     ------         ---       ----        ---     ------
Total Commercial Group
  Comparable        111,279       5,383      7,793          -    113,689
                    -------       -----      -----        ---    -------
  Total             122,477       5,992      7,726        481    124,692

Residential Group

  Apartments
    Comparable       27,199         792      6,087          -     32,494
                     ------         ---      -----        ---     ------
    Total            30,668       1,061      7,406          -     37,013

  Military Housing
    Comparable (2)        -           -          -          -          -
                        ---         ---        ---        ---        ---
    Total             7,698        (100)       211          -      8,009

  Other (1)         (10,347)         33         (1)         -    (10,381)
                    -------          --         --        ---    -------

Total Residential
 Group
    Comparable       27,199         792      6,087          -     32,494
                     ------         ---      -----        ---     ------
    Total            28,019         994      7,616          -     34,641

Total Rental
 Properties
    Comparable      138,478       6,175     13,880          -    146,183
                    -------       -----     ------        ---    -------
    Total           150,496       6,986     15,342        481    159,333

Land Development Group  707         (54)       117          -        878

The Nets            (10,681)          -        997          -     (9,684)

Corporate
  Activities        (16,540)          -          -          -    (16,540)
                    -------         ---        ---        ---    -------
Grand Total        $123,982      $6,932    $16,456       $481   $133,987

                       Net Operating Income (dollars in thousands)
                --------------------------------------------------------
                           Three Months Ended April 30, 2008
                --------------------------------------------------------

                                          Plus
                                       Unconsolidated           Pro-Rata
                    Full       Less Non-  Invest-      Plus     Consoli-
                Consolidation controlling ments at Discontinued  dation
                   (GAAP)      Interest   Pro-Rata  Operations (Non-GAAP)
                ------------ ----------- ---------- ---------- ----------

Commercial Group

  Retail
    Comparable      $60,222      $2,569     $5,454         $-    $63,107
                    -------      ------     ------         --    -------
    Total            60,227       2,635      5,528        652     63,772

  Office Buildings
    Comparable       48,088       2,662      2,469          -     47,895
                     ------       -----      -----        ---     ------
    Total            54,930       2,390      2,576          -     55,116

  Hotels
    Comparable        1,391           -        211          -      1,602
                      -----         ---        ---        ---      -----
    Total             1,304           -        211          -      1,515

  Earnings from
   Commercial
   Land Sales         1,361          574         -          -        787

  Other (1)         (24,325)      (1,068)     (524)         -    (23,781)
                    -------       ------      ----        ---    -------

Total Commercial Group
   Comparable       109,701        5,231     8,134          -    112,604
                    -------        -----     -----        ---    -------
   Total             93,497        4,531     7,791        652     97,409

Residential Group
  Apartments
    Comparable       26,779          694     6,994          -     33,079
                     ------          ---     -----        ---     ------
    Total            30,715          698     7,777      1,994     39,788

  Military Housing
    Comparable (2)        -            -         -          -          -
                        ---          ---       ---        ---        ---
    Total             9,960            -     1,124          -     11,084

  Other (1)          (7,835)          41         -          -     (7,876)
                     ------           --       ---        ---     ------

Total Residential Group
    Comparable       26,779          694     6,994          -     33,079
                     ------          ---     -----        ---     ------
    Total            32,840          739     8,901      1,994     42,996

Total Rental Properties
    Comparable      136,480        5,925    15,128          -    145,683
                    -------        -----    ------        ---    -------
    Total           126,337        5,270    16,692      2,646    140,405

Land Development
 Group                 (559)          18       130          -       (447)

The Nets            (13,473)           -     1,613          -    (11,860)

Corporate
 Activities         (13,312)           -         -          -    (13,312)
                    -------          ---       ---        ---    -------
Grand Total         $98,993       $5,288   $18,435     $2,646   $114,786

                        Net Operating Income (dollars in thousands)
                        -------------------------------------------
                                                      % Change
                                           ------------------------------
                                           Full             Pro-Rata
                                           Consolidation    Consolidation
                                           (GAAP)           (Non-GAAP)
                                           -------------    -------------
Commercial Group
  Retail
     Comparable                                  (0.7%)           (1.0%)
     Total
  Office Buildings
     Comparable                                   4.6%             4.4%
     Total
  Hotels
     Comparable                                 (14.2%)          (25.5%)
     Total
  Earnings from Commercial Land Sales
  Other  (1)

Total Commercial Group
     Comparable                                   1.4%             1.0%
     Total

Residential Group
  Apartments
     Comparable                                   1.6%            (1.8%)
     Total
  Military Housing
     Comparable (2)
     Total
  Other  (1)

Total Residential Group
  Comparable                                      1.6%            (1.8%)
  Total

Total Rental Properties
  Comparable                                      1.5%             0.3%
  Total

Land Development Group

The Nets

Corporate Activities

Grand Total

(1) Includes write-offs of abandoned development projects, non- capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.

(2) Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

Development Pipeline
--------------------------
April 30, 2009
2009 Openings and Acquisitions (1)
                                                          FCE       Pro-
                                                Date      Legal     Rata
                                      Dev (D)   Opened /  Owner-    FCE %
Property                  Location    Acq (A)   Acquired  ship %(f) (f)(1)
--------                  --------    -------   --------  --------- ------
Retail Centers:
Promenade at Temecula
 Expansion              Temecula, CA     D       Q1-09     75.0%    100.0%

Total Openings and
 Acquisitions
Residential Phased-In
 Units (c) (d):
Sutton Landing          Brimfield, OH    D     2007-09     50.0%     50.0%
Stratford Crossing      Wadsworth, OH    D     2007-10     50.0%     50.0%
Total (e)

                                             Cost at FCE
                     Cost at Full  Total     Pro-Rata               Gross
                     Consol-       Cost      Share (Non-  Sq. ft./  Leas-
                     idation       at 100%   GAAP) (b)    No. of    able
Property             (GAAP) (a)    (2)       (1) X (2)    Units     Area
--------             ------------  -------   -----------  --------  -----
                                  (in millions)
                     -----------------------------------

Retail Centers:
Promenade at Temecula
 Expansion              $106.5     $106.5      $106.5    127,000   127,000
                        ------     ------      ------    =======   =======

Total Openings and
 Acquisitions           $106.5     $106.5      $106.5
                        ======     ======      ======

Residential Phased-In                                 Opened in '09/
 Units (c) (d):                                           Total
                                                      --------------
Sutton Landing            $0.0      $15.9        $8.0     36/216
Stratford Crossing         0.0       25.3        12.7     24/348
                           ---       ----        ----     ------
Total (e)                 $0.0      $41.2       $20.7     60/564
                          ====      =====       =====     ======

See attached footnotes.

Development Pipeline
--------------------
April 30, 2009
Under Construction (7)
                                                               FCE
                                                              Legal  Pro-
                                                             Owner-  Rata
                                         Dev (D) Anticipated  ship   FCE %
Property                 Location        Acq (A)   Opening    % (f) (f)(1)
--------                 --------        ------- -----------  ----- ------
Retail Centers:
East River Plaza (c) (d) Manhattan, NY       D   Q4-09/Q1-10  35.0%  50.0%
Village at Gulfstream    Hallandale
                          Beach, FL          D      Q1-10     50.0%  50.0%
Ridge Hill (d) (k)       Yonkers, NY         D    Q3-10/11    70.0% 100.0%

Office:
Waterfront Station
 - East 4th & West 4th
 Buildings               Washington, D.C.    D      Q1-10     45.0%  45.0%

Residential:
80 Dekalb Avenue (d)     Brooklyn, NY        D   Q3-09/Q1-10  70.0% 100.0%
Presidio                 San Francisco, CA   D      Q2-10    100.0% 100.0%
Beekman (d)              Manhattan, NY       D    Q3-10/11    49.0%  70.0%

Total Under Construction
 (g)
Residential Phased-In
 Units (c) (d):
Stratford Crossing       Wadsworth, OH       D     2007-10    50.0%  50.0%
Total (h)

               Cost               Cost at FCE
               at Full    Total      Pro-Rata     Sq.     Gross
               Consoli-   Cost     Share (Non-   ft./      Leas-   Lease
               dation     at 100%   GAAP) (b)    No. of    able    Commit-
Property       (GAAP)(a)   (2)      (1) X (2)    Units     Area    ment %
--------       ---------  -------  -----------  ------    -----   -------
                          (in millions)
               ----------------------------------
Retail Centers:
East River
 Plaza (c) (d)   $0.0     $392.2       $196.1   517,000   517,000     74%
Village at
 Gulfstream     207.0      207.0        103.5   500,000   500,000 (i) 56%
Ridge Hill
 (d) (k)        685.5      685.5        685.5 1,200,000 1,200,000 (j) 21%
                -----      -----        ----- --------- ---------
               $892.5   $1,284.7       $985.1 2,217,000 2,217,000
               ------   --------       ------ ========= =========

Office:
Waterfront
 Station - East
 4th & West 4th
 Buildings     $329.9     $329.9       $148.5   628,000 (l)           97%
               ------     ------       ------   =======

Residential:
80 Dekalb
 Avenue (d)    $163.3     $163.3       $163.3       365
Presidio        108.3      108.3        108.3       161
Beekman (d)     875.7      875.7        613.0       904
                -----      -----        -----       ---
             $1,147.3   $1,147.3       $884.6     1,430
             --------   --------       ------     =====

Total Under
 Construction
 (g)         $2,369.7   $2,761.9     $2,018.2
             ========   ========     ========

Residential
 Phased-In
 Units (c) (d):                       Under Const./ Total
                                      -------------------
Stratford
 Crossing        $0.0      $25.3        $12.7   108/348
                 ----      -----        -----   -------
Total (h)        $0.0      $25.3        $12.7   108/348
                 ====      =====        =====   =======

See attached footnotes.

Military Housing - see footnote m

Development Pipeline
--------------------------
2009 FOOTNOTES
--------------


(a) Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").

(b) Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c) Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)   Phased-in openings. Costs are representative of the total project.

(e) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $20.7 million consists of the Company's share of cost for unconsolidated investments of $20.7 million.

(f) As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.

(g) The difference between the full consolidation cost amount (GAAP) of $2,369.7 million to the Company's pro-rata share (a non-GAAP measure) of $2,018.2 million consists of a reduction to full consolidation for noncontrolling interest of $547.6 million of cost and the addition of its share of cost for unconsolidated investments of $196.1 million.

(h) The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company's pro-rata share (a non-GAAP measure) of $12.7 million consists of the Company's share of cost for unconsolidated investments of $12.7 million.

(i)   Includes 89,000 square feet of office space.

(j)   Includes 156,000 square feet of office space.

(k) Subsequent to April 30, 2009, the Company announced that Saks Fifth Avenue signed a letter of intent to anchor Ridge Hill.

(l)   Includes 85,000 square feet of retail space.

(m) Below is a summary of our equity method investments for Military Housing Development projects. The Company provides services for these projects including development, construction, and management and receives agreed upon fees for these services.

                                         FCE    Cost at
                                Antici-  Pro-   Full       Total   Sq.ft./
                                 pated   Rata   Consoli-   Cost    No. of
Property            Location    Opening  % (f)  dation (a) at 100% Units
--------            --------    -------  -----  ---------- ------- -------
                                                   (in millions)
                                                ------------------
Military Housing
 Under Construction
 (7)

Midwest Millington Memphis, TN   2008-2009   *       0.0      37.0    318
Navy Midwest       Chicago, IL   2006-2009   *       0.0     236.9  1,658
Air Force Academy  Colorado
                    Springs, CO  2007-2009 50.0%     0.0      71.9    427
Marines, Hawaii
 Increment II      Honolulu, HI  2007-2011   *       0.0     299.6  1,175
Navy, Hawaii
 Increment III     Honolulu, HI  2007-2011   *       0.0     560.6  2,520
Pacific Northwest
 Communities       Seattle, WA   2007-2010   *       0.0     280.5  2,986
Hawaii Phase IV    Kaneohe, HI   2007-2014   *       0.0     382.6    917
                                                     ---     -----    ---
Total Military Housing
 Under Construction                                  0.0  $1,869.1 10,001
                                                     ===  ======== ======

* The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

CONTACT: At The Company: Robert O'Brien, Executive Vice President - Chief Financial Officer, +1-216-621-6060, Tom Kmiecik, Assistant Treasurer, +1-216-621-6060, or Jeff Linton, Vice President - Corporate Communication, +1-216-621-6060, all of Forest City Enterprises, Inc.; On The Web: www.forestcity.net